Exhibit 99.1

NEWS

CONTACT:    John E. Peck

President and CEO

(270) 885-1171

HOPFED BANCORP, INC. REPORTS FOURTH QUARTER RESULTS

HOPKINSVILLE, Ky. (January 31, 2017) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three and twelve month periods ended December 31, 2016. For the three month period ended December 31, 2016, the Company’s net income was $1.1 million, or $0.18 per share, basic and diluted. For the three month period ended December 31, 2015, the Company’s net income was $656,000, or $0.10 per share, basic and diluted. For the twelve month period ended December 31, 2016, the Company’s net income was $2.9 million, or $0.47 per share, basic and diluted. For the twelve month period ended December 31, 2015, the Company’s net income was $2.4 million, or $0.38 per share, basic and diluted.

Commenting on the Company’s results for the three and twelve month periods ended December 31, 2016, John E. Peck, President and Chief Executive Officer, said, “The Company experienced loan growth of $25.2 million and $18.3 million for the three month periods ended December 31, 2016, and September 30, 2016, respectively. In the three month period ended December 31, 2016, the Company’s loan growth largely occurred in our legacy markets. Our improving profitability levels are a direct result of our recent lending success. Entering 2017, our loan pipeline remains robust and we are optimistic about our future.”

Mr. Peck continued, “In the three month period ended December 31, 2016, the Company’s interest bearing checking accounts grew by $27.0 million, or 14.8%. The seasonal increase in transaction account balances is largely the result of our growth in the number of agri-business and municipal clients. In the first quarter of 2017, the Company will change the product lineup of our consumer transaction accounts in an attempt to maximize the profitability of our deposit relationships. This may result in increased volatility in the total outstanding balances of these accounts.”

Financial Highlights

○	At December 31, 2016, the Company’s tangible book value was $13.90 per share and tangible common equity ratio was 9.69%. The Company’s tangible book value and common equity ratio computations do not include an estimated 498,346 unallocated shares of common stock held by the Company’s ESOP.

○	The Bank’s estimated Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at December 31, 2016, were 10.68% and 16.04%, respectively. The Company’s consolidated Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at December 31, 2016, were 10.79% and 16.19%, respectively.

○	The Company purchased 6,001 shares of its common stock in the quarter at a weighted average price of $11.34 per share. For the twelve month period ended December 31, 2016, the Company purchased 160,248 shares of its common stock at a weighted average price of $11.71 per share. At December 31, 2016, the Company owns 1,246,136 shares of treasury stock at a weighted average cost of $12.32 per share.

HFBC Reports Fourth Quarter Results

January 31, 2017

Asset Quality

At December 31, 2016, the Company’s level of non-accrual loans totaled $9.1 million, as compared to $7.4 million at December 31, 2015. A summary of non-accrual loans at December 31, 2016, and December 31, 2015, is as follows:

	December 31, 2016	December 31, 2015
	(Dollars in Thousands)
One-to-four family mortgages	$270	$2,234
Home equity line of credit	402	48
Multi-family	208	1,968
Land	7,675	1,553
Non-residential real estate	—	247
Farmland	—	166
Consumer loans	3	8
Commercial loans	516	1,198

Total non-accrual loans	$9,074	$7,422

At December 31, 2016, non-accrual loans plus other real estate and other assets owned totaled $11.5 million, or 1.29% of total assets, compared to $12.4 million, or 1.42% of assets, at September 30, 2016, and $9.2 million, or 1.01% of assets, at December 31, 2015.    Net charge offs for the three month period ended December 31, 2016, were $764,000, an annualized charge off rate of 0.52% of average loans. Net charge offs for the twelve month period ended December 31, 2016, were $830,000, or 0.15% of average loans. The increase in loan charge offs for the three month period ended December 31, 2016, was the result of a foreclosure on multi-family properties that were previously in non-accrual status.

A summary of the activity in other real estate owned for the twelve month period ended December 31, 2016, is as follows:

	Activity During 2016
	Balance 12/31/2015	Foreclosures	Proceeds	Reduction in Values	Gain (Loss) on Sale	Balance 12/31/2016
	(Dollars in Thousands)
One-to-four family mortgages	$55	135	(43)	—	(12)	$135
HELOC	—	68	(34)	(8)	2	28
Multi-family	—	1,915	(153)	—	13	1,775
Land	943	130	(1,108)	—	35	—
Consumer	—	15	(15)	—	—	—
Non-residential real estate	738	—	(270)	—	(9)	459

Total	1,736	2,263	(1,623)	(8)	29	2,397

HFBC Reports Fourth Quarter Results

January 31, 2017

Asset Quality (continued)

For the twelve month period ended December 31, 2016, the Company’s balance of loans classified as Troubled Debt Restructurings (“TDRs”) increased from $5.5 million to $6.5 million. The increase is the result of one lending relationship in which the Bank revised the customer’s payment terms to provide for interest only payments while the customer attempts to sell the collateral. A summary of the activity in loans classified as TDRs for the twelve month period ended December 31, 2016, is as follows:

	Balance at 12/31/15	New TDR	Loss or Foreclosure	Loan Amortization	Removed from (Taken to) Non-accrual	Balance 12/31/16
	(Dollars in Thousands)
Multi-family	$—	816	—	(1)	—	$815
Non-residential real estate	5,536	228	—	(118)	—	5,646

Total performing TDR	5,536	1,044	—	(119)	—	6,461

At December 31, 2016, the Company’s level of loans classified as substandard was $29.3 million as compared to $28.1 million at December 31, 2015. At December 31, 2016, the Company’s classified loan to risk-based capital ratio was 29.2%. The Company’s specific reserve for impaired loans was $1.1 million at December 31, 2016, and $630,000 at December 31, 2015. A summary of loans by type, risk classification and related valuation allowance, gross of deferred loan fees of $439,000, at December 31, 2016, is as follows:

		Special Mention	Impaired Loans			Specific Allowance for Impairment	Allowance for Performing Loans
December 31, 2016	Pass		Substandard	Doubtful	Total
	(Dollars in Thousands)
One-to-four family mortgages	$145,965	744	1,253	—	$147,962	—	805
Home equity line of credit	35,109	25	550	—	35,684	—	246
Junior liens	1,411	30	11	—	1,452	—	7
Multi-family	31,280	—	3,004	—	34,284	—	419
Construction	39,255	—	—	—	39,255	—	295
Land	15,581	35	8,224	—	23,840	1,036	960
Non-residential real estate	172,834	3	10,542	—	183,379	—	845
Farmland	44,832	674	2,290	—	47,796	—	735
Consumer loans	7,943	—	335	—	8,278	84	118
Commercial loans	85,174	603	3,130	—	88,907	28	534

Total	579,384	2,114	29,339	—	610,837	1,148	4,964

HFBC Reports Fourth Quarter Results

January 31, 2017

Net Interest Income

For the three month period ended December 31, 2016, the Company’s net interest income was $6.6 million, compared to $6.3 million for the three-month period ended December 31, 2015, and $6.7 million for the three-month period ended September 30, 2016. For the three month period ended December 31, 2016, the Company’s net interest margin was 3.35%, as compared to 3.21% for the three month period ended December 31, 2015, and 3.41% for the three month period ended September 30, 2016. The decline in linked quarter net interest income and net interest margin was largely the result of a $6.3 million decline in the average balance of available for sale taxable securities and a $3.4 million decline in the average balance of available for sale tax free investments.

For the twelve month period ended December 31, 2016, the Company’s net interest income was $26.4 million, as compared to $26.6 million for the twelve month period ended December 31, 2015. For the twelve month period ended December 31, 2016, the Company’s interest expense was $5.3 million as compared to $6.6 million for the twelve month period ended December 31, 2015. For the twelve month period ended December 31, 2016, the Company’s net interest margin was 3.35%, as compared to 3.36% for the twelve month period ended December 31, 2015.

The decline in interest income for the twelve month period ended December 31, 2016, compared to December 31, 2015, is largely the result of a $1.6 million decline in income on taxable securities available for sale. A significant portion of this decline is the result of the collection of $830,000 of non-accrual investment interest in March 2015. For the twelve-month period ended December 31, 2016, the average balance and yield of taxable securities available for sale was $190.8 million at 2.41%, compared to $203.2 million and 3.03% for the twelve month period ended December 31, 2015. For the year ended December 31, 2015, the collection of non-accrual investment interest increased the Company’s yield on taxable securities by 0.41% and our net interest margin by 0.11%.

Non-Interest Income

Non-interest income for the three month periods ended December 31, 2016, September 30, 2016, and December 31, 2015, was $2.0 million, $1.9 million and $1.9 million, respectively. For the twelve month period ended December 31, 2016, non-interest income was $7.9 million as compared to $7.6 million for the twelve month period ended December 31, 2015.

For the three and twelve month periods ended December 31, 2016, service charge income was $694,000 and $2.8 million, respectively, compared to $741,000 and $2.9 million for the three month period and twelve month period ended December 31, 2015, and $719,000 for the three-month period ended September 30, 2016. The decline in service charge income represents a multi-year trend of declining income despite significant growth in both the numbers and balances of transaction accounts and is the result of regulatory changes. This trend was a significant factor in the Company’s decision to revise our transaction deposit account lineup.

For the three month period ended December 31, 2016, mortgage origination revenue was $367,000, compared to $415,000 for the three-month period ended September 30, 2016, and $310,000 for the three month period ended December 31, 2015. The decline in mortgage origination income on a linked quarter basis is largely the result of a 75 basis point increase in the ten-year treasury that occurred in November 2016, reducing the amount of mortgage applications received from buyers.

For the three month period ended December 31, 2016, gains on the sale of securities were $190,000, as compared to $139,000 for the three-month period ended December 31, 2015, and $79,000 for the three month period ended September 30, 2016. In the three month period ended December 31, 2016, the Company used security sales to fund loan growth.

HFBC Reports Fourth Quarter Results

January 31, 2017

Non-Interest Expense

On a linked quarter basis, the Company’s non-interest expenses declined by $142,000, largely the result of the $156,000 reduction in real estate owned expenses and a $51,000 gain realized on the sale of real estate owned properties. For the three month periods ended December 31, 2016, and December 31, 2015, non-interest expenses were $7.2 million, respectively, as compared to $7.4 million for the three month period ended September 30, 2016.

For the twelve-month period ended December 31, 2016, the Company’s non-interest expenses were $29.9 million, representing a decline of $589,000 as compared to the twelve-month period ended December 31, 2015. For the twelve-month period ended, December 31, 2016, the Company experienced the following significant changes in operating expenses as compared to the twelve-month period ended December 31, 2015:

	Balance Change	Percentage Change
Salary and benefits	$(410,000)	-2.6%
Occupancy	96,000	3.1%
Data processing	115,000	4.1%
Professional services	(102,000)	-6.8%
Loss on real estate owned	(737,000)	-102.9%
Other operating expenses	375,000	19.2%

Balance Sheet

At December 31, 2016, consolidated assets were $891.5 million, a decline of $11.7 million as compared to December 31, 2015. At December 31, 2016, the Company experienced the following changes in our balance sheet:

	Balance Change	Percentage Change
Cash and cash equivalents	$(28,949)	-52.9%
Securities	(27,697)	-11.7%
Gross loans	48,349	8.6%
Time deposits	(21,586)	-6.9%
Total deposits	(6,524)	-0.9%
FHLB borrowings	(4,000)	-26.7%
Repurchase agreements	1,885	4.1%

For the twelve month period ended December 31, 2016, a significant portion of the Company’s loan growth occurred in two markets. In Christian County, Kentucky, the Company’s loan growth was $31.4 million, or 30.6%. At December 31, 2016, the Company’s Nashville, Tennessee loan production offices had outstanding loan balances of $42.5 million, representing loan growth of $26.3 million during the twelve month period ended December 31, 2016.

HFBC Reports Fourth Quarter Results

January 31, 2017

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name changed to Heritage Bank USA, Inc., and its charter converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee and loan production offices in Brentwood, Tennessee, and Nashville, Tennessee. The Company offers a broad line of financial services through Heritage Bank Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Clarksville, Tennessee. Heritage Bank Mortgage Services of Clarksville, Tennessee, offers long term fixed rate single family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found at our website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

HFBC Reports Fourth Quarter Results

January 31, 2017

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets

(Dollars in thousands)

	December 31, 2016	December 31, 2015
	(unaudited)
Assets
Cash and due from banks	$21,779	46,926
Interest-earning deposits	3,970	7,772

Cash and cash equivalents	25,749	54,698
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	209,480	237,177
Loans held for sale	1,094	2,792
Loans receivable, net of allowance for loan losses of $6,112 at December 31, 2016, and $5,700 at December 31, 2015	604,286	556,349
Accrued interest receivable	3,799	4,139
Real estate and other assets owned	2,397	1,736
Bank owned life insurance	10,662	10,319
Premises and equipment, net	23,461	24,034
Deferred tax assets	3,052	2,642
Other assets	3,078	4,840

Total assets	$891,486	903,154

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$131,145	125,070
Interest-bearing accounts:
Interest-bearing checking accounts	209,347	203,779
Savings and money market accounts	99,312	95,893
Other time deposits	293,078	314,664

Total deposits	732,882	739,406

Advances from Federal Home Loan Bank	11,000	15,000
Repurchase agreements	47,655	45,770
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	766	614
Dividends payable	288	287
Accrued expenses and other liabilities	2,157	4,137

Total liabilities	805,058	815,524

This information is preliminary and based on Company data available at the time of the presentation.

HFBC Reports Fourth Quarter Results

January 31, 2017

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets, Continued

(Dollars in thousands)

	December 31, 2016	December 31, 2015
	(unaudited)
Stockholders’ equity:
Preferred stock, par value $0.01 per share; authorized 500,000 shares; no shares issued and outstanding at December 31, 2016, and December 31, 2015	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,963,378 issued and 6,717,242 outstanding at December 31, 2016, and 7,951,699 issued and 6,865,811 outstanding at December 31, 2015	80	79
Additional paid-in-capital	58,660	58,604
Retained earnings	49,035	47,124
Treasury stock- common (at cost, 1,246,136 shares at December 31, 2016, and 1,085,888 shares at December 31, 2015)	(15,347)	(13,471)
Unallocated ESOP shares (at cost, 498,346 at December 31, 2016, and 546,413 shares at December 31, 2015)	(6,548)	(7,180)
Accumulated other comprehensive income, net of taxes	548	2,474

Total stockholders’ equity	86,428	87,630

Total liabilities and stockholders’ equity	$891,486	$903,154

This information is preliminary and based on Company data available at the time of the presentation.

HFBC Reports Fourth Quarter Results

January 31, 2017

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income

(Dollars in thousands)

Unaudited

	For the Three Month Periods Ended December 31,		For the Twelve Month Periods Ended December 31,
	2016	2015	2016	2015
Interest income:
Loans receivable	$6,603	6,405	25,778	25,300
Securities available for sale — taxable	1,051	1,196	4,595	6,149
Securities available for sale — nontaxable	289	384	1,308	1,651
Interest-earning deposits	8	11	46	22

Total interest income	7,951	7,996	31,727	33,122

Interest expense:
Deposits	1,094	1,280	4,240	5,031
Advances from Federal Home Loan Bank	29	83	163	289
Repurchase agreements	87	123	508	491
Subordinated debentures	101	186	388	739

Total interest expense	1,311	1,672	5,299	6,550

Net interest income	6,640	6,324	26,428	26,572
Provision for loan losses	63	291	1,241	1,051

Net interest income after provision for loan losses	6,577	6,033	25,187	25,521

Non-interest income:
Service charges	694	741	2,788	2,925
Merchant card income	311	288	1,224	1,130
Mortgage origination revenue	367	310	1,585	1,175
Gain on sale of securities	190	139	612	691
Income from bank owned life insurance	78	83	343	335
Financial services commission	159	146	614	685
Other operating income	201	178	769	661

Total non-interest income	2,000	1,885	7,935	7,602

This information is preliminary and based on Company data available at the time of the presentation.

HFBC Reports Fourth Quarter Results

January 31, 2017

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods Ended December 31,		For the Twelve Month Periods Ended December 31,
	2016	2015	2016	2015
Non-interest expenses:
Salaries and benefits	$3,754	3,662	15,400	15,810
Occupancy	775	799	3,173	3,077
Data processing	767	710	2,942	2,827
State bank tax	247	259	990	1,018
Intangible amortization	—	1	—	33
Professional services	396	329	1,404	1,506
Deposit insurance and examination	113	183	609	586
Advertising	334	319	1,401	1,302
Postage and communications	141	149	625	577
Supplies	151	163	607	527
(Gain) loss on sale of fixed assets	—	1	(72)	1
(Gain) loss on real estate owned	(51)	—	(21)	716
Real estate owned expense	26	105	469	511
Other operating expenses	558	508	2,329	1,954

Total non-interest expense	7,211	7,188	29,856	30,445

Income before income tax	1,366	730	3,266	2,678
Income tax expense	260	74	362	274

Net income	$1,106	656	2,904	2,404

Net income per share:
Basic	$0.18	$0.10	$0.47	$0.38

Diluted	$0.18	$0.10	$0.47	$0.38

Dividend per share	$0.04	$0.04	$0.16	$0.16

Weighted average shares outstanding — basic	6,193,278	6,328,324	6,233,860	6,372,277

Weighted average shares outstanding — diluted	6,193,278	6,328,324	6,233,860	6,372,277

This information is preliminary and based on Company data available at the time of the presentation.

HFBC Reports Fourth Quarter Results

January 31, 2017

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended		Change from Prior Quarter
	12/31/2016	9/30/2016
Interest income:
Loans receivable	$6,603	6,569	34
Securities available for sale — taxable	1,051	1,099	(48)
Securities available for sale — nontaxable	289	326	(37)
Interest-earning deposits	8	10	(2)

Total interest income	7,951	8,004	(53)

Interest expense:
Deposits	1,094	1,044	50
Advances from Federal Home Loan Bank	29	33	(4)
Repurchase agreements	87	139	(52)
Subordinated debentures	101	99	2

Total interest expense	1,311	1,315	(4)

Net interest income	6,640	6,689	(49)
Provision for loan losses	63	255	(192)

Net interest income after provision for loan losses	6,577	6,434	143

Non-interest income:
Service charges	694	719	(25)
Merchant card income	311	308	3
Mortgage origination revenue	367	415	(48)
Gain on sale of securities	190	79	111
Income from bank owned life insurance	78	104	(26)
Financial services commission	159	131	28
Other operating income	201	189	12

Total non-interest income	2,000	1,945	55

This information is preliminary and based on Company data available at the time of the presentation.

HFBC Reports Fourth Quarter Results

January 31, 2017

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended		Change from Prior Quarter
	12/31/2016	9/30/2016
Non-interest expenses:
Salaries and benefits	$3,754	3,757	(3)
Occupancy	775	810	(35)
Data processing	767	744	23
Franchise and deposit tax	247	248	(1)
Professional services	396	368	28
Deposit insurance and examination	113	164	(51)
Advertising	334	376	(42)
Postage and communications	141	157	(16)
Supplies	151	148	3
Loss (gain) on sale of fixed asset	—	(72)	72
(Gain) loss on sale of real estate owned	(51)	22	(73)
Real estate owned expense	26	182	(156)
Other operating expenses	558	449	109

Total non-interest expense	7,211	7,353	(142)

Income before income tax expense	1,366	1,026	340
Income tax expense	260	41	219

Net income	$1,106	$985	$121

Net income per share:
Basic	$0.18	$0.16	$0.02

Diluted	$0.18	$0.16	$0.02

Dividend per share	$0.04	$0.04

Weighted average shares outstanding — basic	6,193,278	6,232,465

Weighted average shares outstanding — diluted	6,193,278	6,232,465

This information is preliminary and based on Company data available at the time of the presentation.

HFBC Reports Fourth Quarter Results

January 31, 2017

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

The table below adjusts tax-free investment income for the twelve month periods ended December 31, 2016, and December 31, 2015, by $650 and $813 respectively, for a tax equivalent rate using a cost of funds rate of 0.80% for the twelve month period ended December 31, 2016, and 1.00% for the twelve month period ended December 31, 2015. The table adjusts tax-free loan income by $23 and $22 respectively, for the twelve month periods ended December 31, 2016, and December 31, 2015, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average	Income &	Average	Average	Income &	Average
	Balance	Expense	Rates	Balance	Expense	Rates
	12/31/2016	12/31/2016	12/31/2016	12/31/2015	12/31/2015	12/31/2015
Loans	$570,674	$25,801	4.52%	$552,265	$25,322	4.59%
Investments AFS taxable	190,843	4,595	2.41%	203,160	6,149	3.03%
Investments AFS tax free	38,981	1,958	5.02%	52,836	2,464	4.66%
Federal funds	7,512	46	0.61%	8,528	22	0.26%

Total interest earning assets	808,010	32,400	4.01%	816,789	33,957	4.16%

Other assets	72,407			75,032

Total assets	$880,417			$891,821

Retail time deposits	258,069	2,488	0.96%	287,601	3,357	1.39%
Brokered deposits	36,409	398	1.09%	33,288	378	1.52%
Now accounts	202,916	1,183	0.58%	194,432	1,105	0.75%
MMDA and savings accounts	98,715	171	0.17%	97,495	191	0.18%
FHLB borrowings	12,404	163	1.31%	17,279	289	3.96%
Repurchase agreements	43,566	508	1.17%	43,495	491	1.13%
Subordinated debentures	10,310	388	3.76%	10,310	739	7.17%

Total interest bearing liabilities	662,389	5,299	0.80%	683,900	6,550	0.96%

Non-interest bearing deposits	125,709			113,350
Other non-interest bearing liabilities	3,274			3,865
Stockholders’ equity	89,045			90,706

Total liabilities and stockholders’ equity	$880,417			$891,821

Net interest income		$27,101			$27,407

Interest rate spread			3.21%			2.90%

Net interest margin		3.35%			3.36%

This information is preliminary and based on Company data available at the time of the presentation.

HFBC Reports Fourth Quarter Results

January 31, 2017

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended December 31, 2016, and December 31, 2015, by $144 and $189, respectively, for a tax equivalent rate using a cost of funds rate of 0.80% for the three-month period ended December 31, 2016, and 1.00% for the three-month period ended December 31, 2015. The table adjusts tax-free loan income by $5 for three-month period ended December 31, 2016, and $8 for the three-month period ended December 31, 2015, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average	Income &	Average	Average	Income &	Average
	Balance	Expense	Rates	Balance	Expense	Rates
	12/31/2016	12/31/2016	12/31/2016	12/31/2015	12/31/2015	12/31/2015
Loans	$589,282	$6,608	4.49%	$559,423	$6,413	4.59%
Investments AFS taxable	179,483	1,051	2.34%	186,659	1,196	2.56%
Investments AFS tax free	35,102	433	4.93%	49,780	573	4.60%
Federal funds	5,915	8	0.54%	15,635	11	0.28%

Total interest earning assets	809,782	8,100	4.00%	811,497	8,193	4.04%

Other assets	70,443			82,070

Total assets	$880,225			$893,567

Retail time deposits	258,899	653	1.01%	282,985	841	1.19%
Brokered deposits	38,064	104	1.09%	35,013	99	1.13%
Now accounts	200,475	295	0.59%	195,141	295	0.60%
MMDA and savings accounts	99,325	42	0.17%	99,698	45	0.18%
FHLB borrowings	11,000	29	1.05%	17,174	83	1.93%
Repurchase agreements	41,717	87	0.83%	42,810	123	1.15%
Subordinated debentures	10,310	101	7.22%	10,310	186	7.22%

Total interest bearing liabilities	659,790	1,311	0.79%	683,131	1,672	0.98%

Non-interest bearing deposits	128,450			116,769
Other non-interest bearing liabilities	3,557			4,347
Stockholders’ equity	88,428			89,320

Total liabilities and stockholders’ equity	$880,225			$893,567

Net interest income		$6,789			$6,521

Interest rate spread			3.21%			3.06%

Net interest margin		3.35%			3.21%

This information is preliminary and based on Company data available at the time of the presentation.

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